Exhibit 99.1

        Zhone Technologies Reports Fourth Quarter 2006 Financial Results

    OAKLAND, Calif.--(BUSINESS WIRE)--Jan. 25, 2007--Zhone
Technologies, Inc. (NASDAQ:ZHNE), a global provider of advanced communications equipment and a leader in VoIP, IPTV, and Ethernet over both copper and fiber access lines, today reported its results for the fourth quarter ended December 31, 2006.

    Revenue for the fourth quarter of 2006 was $44.3 million compared with $43.1 million for the third quarter of 2006 and $53.2 million for the fourth quarter of 2005. Net loss for the fourth quarter of 2006, calculated in accordance with generally accepted accounting principles ("GAAP"), was $4.6 million or $0.03 per share compared with a net loss of $121.0 million or $0.81 per share for the third quarter of 2006, and a net loss of $107.2 million or $0.73 per share for the fourth quarter of 2005. The third quarter 2006 and fourth quarter 2005 results included charges of $113.7 million and $102.1 million, respectively, for impairment of goodwill and intangible assets. These non-cash impairment charges were calculated in accordance with GAAP and are expected to be non-recurring. The results for 2006 also included incremental, non-cash, employee stock-based compensation expenses associated with the implementation of SFAS 123R. Pro forma earnings before stock-based compensation, interest, taxes, impairment, depreciation and amortization (EBITDA) was a $2.3 million loss for the fourth quarter of 2006, compared to a pro forma EBITDA loss of $5.1 million for the third quarter of 2006, and a pro forma EBITDA earnings of $1.1 million for the fourth quarter of 2005.

    "We are encouraged by the level of customer activity involved in the evaluation of our next generation technologies," said Mory Ejabat, chairman and chief executive officer of Zhone Technologies, Inc. "For the fourth quarter as compared to the third quarter of 2006, these next generation technologies drove 11% growth in our SLMS revenue, and 3% growth in total revenue. We also quickly streamlined the business by reducing operating expenses excluding impairment charges by 10%, and improved operational execution without sacrificing our commitment to new research and development."

    Zhone will hold a conference call today, January 25, 2007, at approximately 5:00p.m. Eastern Time to review its fourth quarter results. This call is open to the public by dialing +1 (866) 700-6293 for U.S. callers, and +1 (617) 213-8835 for international callers. The passcode is: 11277115. An audio webcast will be simultaneously available on the investor relations section of Zhone's website at http://www.zhone.com/about/investors/.

    A replay of the conference call will be available for approximately one week following the original call by dialing +1 (888) 286-8010 for U.S. callers, and +1 (617) 801-6888 for international callers, and then entering passcode 90551835. An audio webcast replay will also be available online at www.zhone.com/about/investors/ following the original call.

    Non-GAAP Financial Measures

    To supplement Zhone's consolidated financial statements presented in accordance with GAAP, Zhone uses pro forma EBITDA and operating expenses excluding impairment charges, non-GAAP measures Zhone believes are appropriate to enhance an overall understanding of Zhone's past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the company's operational performance, including the company's ability to provide cash flows to invest in research and development, and to fund acquisitions and capital expenditures. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the company's historical operating results and comparisons to competitors' operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net loss calculated on a GAAP basis and pro forma EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Operations.

    Forward-Looking Statements

    This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "goal," "intend," "may," "plan," "project," "seek," "should," "target," "will," "would," variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include statements that refer to the expectation that impairment charges will be non-recurring. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of Zhone's SLMS and optical products; intense competition in the communications equipment market; Zhone's ability to execute on the company's strategy and operating plans; and economic conditions specific to the communications, networking, internet, and related industries. In addition, please refer to the risk factors contained in Zhone's SEC filings available at www.sec.gov, including without limitation, Zhone's annual report on Form 10-K for the year ended December 31, 2005, and Zhone's quarterly reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006, and September 30, 2006. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Zhone undertakes no obligation to update or revise any forward-looking statements for any reason.

    About Zhone Technologies, Inc. (www.zhone.com)

    Zhone Technologies, Inc. (NASDAQ:ZHNE) is a global provider of advanced communications equipment to more than 600 operators in both emerging and established markets. Zhone's market-leading broadband loop carrier equipment (BLC) enables operators to rapidly deploy revenue-generating access services using existing infrastructure, while providing a migration path to a cost-efficient, all-IP access network. The company's products address a broad range of applications including residential and business broadband, VoIP, IPTV, and Ethernet over both copper and fiber access lines. Zhone's advanced networking solutions include the Single Line Multi-Service architecture (SLMS(TM)), Multi-Access Line Concentrator (MALC(TM)), Raptor(TM) ATM/IP DSLAMs, Zhone Residential Gateways (ZRG(TM)), GigaMux(TM) Optical Transport Systems, and the Zhone Management System (ZMS(TM)).

    Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change without notice.
Copyright (C) 2007 Zhone Technologies, Inc. All rights reserved.



                       ZHONE TECHNOLOGIES, INC.
      Unaudited Condensed Consolidated Statements of Operations
                (In thousands, except per share data)

                     Three Months Ended (a)         Year Ended (a)
                 ------------------------------- ---------------------
                 December  September  December   December   December
                    31,        30,        31,        31,        31,
                   2006      2006       2005       2006       2005
                 -----------------------------------------------------

Net revenue      $ 44,306  $  43,138  $  53,205  $ 194,344  $ 151,828
Cost of revenue    28,214     27,848     31,793    130,857     88,805
Stock-based
 compensation         155        181         79        892        153
                 -----------------------------------------------------
Gross profit       15,937     15,109     21,333     62,595     62,870
                 -----------------------------------------------------
Operating
 expenses:
  Research and
   product
   development
   (b)              8,628      9,042      8,074     36,099     27,062
  Sales and
   marketing (b)    8,643      9,308      9,365     38,225     29,756
  General and
   admini-
   strative (b)     2,968      3,930      3,559     14,036     14,534
Purchased in-
 process
 research and
 development                                  -          -      1,190
Amortization of
 intangible
 assets                 -        307      4,724      2,764     12,452
Impairment of
 intangible
 assets and
 goodwill               -    113,666    102,106    113,666    102,106
                 ------------------------------------------ ----------
   Total
    operating
    expenses       20,239    136,253    127,828    204,790    187,100
                 -----------------------------------------------------
   Operating
    loss           (4,302)  (121,144)  (106,495)  (142,195)  (124,230)
Other income
 (expense), net      (248)       134       (574)      (207)    (2,446)
                 -----------------------------------------------------
   Loss before
    income taxes   (4,550)  (121,010)  (107,069)  (142,402)  (126,676)
Income tax
 provision             80         22         82        264        215
                 -----------------------------------------------------
   Net loss      $ (4,630) $(121,032) $(107,151) $(142,666) $(126,891)
                 =====================================================
Basic and
 diluted net
 loss per share    ($0.03)    ($0.81)    ($0.73)    ($0.96)    ($1.13)

Weighted average
 shares
 outstanding
 used to compute
 basic and
 diluted net
 loss per share   149,142    148,905    147,424    148,727    112,004

(a) 2006 includes incremental employee stock-based compensation expense associated with the implementation of SFAS 123R. 2005 stock-based compensation expense has been reclassified to conform to current year presentation.

(b) Amounts include stock-based compensation cost as follows:
   Research and
    product
    development       333        370         52      1,632        223
   Sales and
    marketing         294        310         70      1,380        226
   General and
    admini-
    strative          498        457         19      1,601      2,670
                 -----------------------------------------------------
                    1,125      1,137        141      4,613      3,119

GAAP net loss    $ (4,630) $(121,032) $(107,151) $(142,666) $(126,891)
Stock-based
 compensation       1,280      1,318        220      5,505      3,272

Purchased in-
 process
 research,
 development and
 acquisition
 related charges        -          -          -          -      4,291
Realized loss on
 sale of
 securities             -          -        360          -        360
Interest
 expense, net         299        (87)       227        446      1,923
Income taxes           80         22         82        264        215
Depreciation          662        692        554      2,619      1,802
Amortization and
 impairment of
 intangible
 assets                 -    113,973    106,830    116,430    114,558
                 -----------------------------------------------------
Non-GAAP pro
 forma EBITDA    $ (2,309) $  (5,114) $   1,122  $ (17,402) $    (470)
                 =====================================================

Revenue by
 product line:
   SLMS            26,174     23,608     29,764    118,209     66,854
   Legacy and
    Service        14,680     15,081     18,995     57,124     63,435
   Optical
    Transport       3,452      4,449      4,446     19,011     21,539
                 -----------------------------------------------------
                   44,306     43,138     53,205    194,344    151,828




              ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES
           Unaudited Condensed Consolidated Balance Sheets
                            (In thousands)

                                             December 31, December 31,
                                                2006         2005
                                             ------------ ------------

                   Assets
Current assets:
  Cash, cash equivalents and short-term
   investments                                $   64,310   $   71,140
  Accounts receivable                             31,828       35,392
  Inventories                                     45,036       48,370
  Prepaid expenses and other current assets        3,852        5,811
                                             -------------------------
    Total current assets                         145,026      160,713
                                             -------------------------
Property and equipment, net                       23,704       24,097
Goodwill                                          70,737      180,001
Other acquisition-related intangible assets            -       14,638
Restricted cash                                      636          547
Other assets                                          79          109
                                             -------------------------
    Total assets                              $  240,182   $  380,105
                                             =========================
    Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                            $   18,893   $   17,912
  Line of credit                                  14,500       14,500
  Current portion of long-term debt                7,673        1,170
  Accrued and other liabilities                   20,088       24,610
                                             -------------------------
    Total current liabilities                     61,154       58,192
  Long-term debt, less current portion            19,376       28,597
  Other long-term liabilities                      2,048        1,527
                                             -------------------------
    Total liabilities                             82,578       88,316
                                             -------------------------
Stockholders' equity:
  Common stock                                       149          148
  Additional paid-in capital                   1,058,317    1,051,320
  Other stockholders' equity                          98       (1,385)
  Accumulated deficit                           (900,960)    (758,294)
                                             -------------------------
    Total stockholders' equity                   157,604      291,789
                                             -------------------------
    Total liabilities and stockholders'
     equity                                   $  240,182   $  380,105
                                             =========================

    CONTACT: Zhone Technologies, Inc.
             Susie Choy, +1 510-777-7013 (Investors)
             Fax: +1 510-777-7001
             investor-relations@zhone.com
             Shannon Kelly, +1 510-777-7020 (Media)
             Fax: +1 510-777-7001
             public-relations@zhone.com